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                                                                    EXHIBIT 99.1




                    AMGEN TO ACQUIRE IMMUNEX FOR $16 BILLION
                             IN STOCK AND NET CASH

       Combines Two of the World's Fastest Growing Biotechnology Leaders; Creates Unparalleled Portfolio of Blockbuster Biotechnology Drugs
              with ENBREL(R), EPOGEN(R), NEUPOGEN(R)and Aranesp(TM)

                    Amgen Adds Premier Inflammation Franchise
                to Leadership Position in Nephrology and Oncology

             Amgen Will Have Approximately $5.5 Billion in Pro Forma Annual Revenues and More Than $1.5 Billion in Net Income in 2002

             Acquisition of Immunex Will Increase Amgen's Long-term
    Product Sales Growth Rate to Low 30s and Cash EPS Growth Rate to Mid-20s
        Driven By Potential ENBREL(R)Sales of $3 Billion or More by 2005

                   Expected Dilution of Less Than Five Percent in 2003; Accretive in 2004 and Beyond, on a Cash EPS Basis

                ------------------------------------------------

THOUSAND OAKS, Calif. and SEATTLE - December 17, 2001 - Amgen (Nasdaq: AMGN) and Immunex Corporation (Nasdaq: IMNX) jointly announced today they have signed a definitive agreement providing for Amgen, the world's largest biotechnology company, to acquire Immunex, biotechnology's inflammation leader, for $16 billion in stock and net cash. Under the terms of the agreement, each share of Immunex common stock will be exchanged for a fixed-ratio of 0.44 shares of Amgen common stock, and cash of $4.50, or a total of 85% in stock and 15% in cash.

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The acquisition will bring together two of the world's fastest growing biotechnology companies, representing a key step in accelerating Amgen's long-term growth. By combining the most successful biotech company with one of the industry's fastest growing players, the transaction will enhance Amgen's position as the biotechnology leader with an unparalleled portfolio of blockbuster drugs. Proven blockbusters include Amgen's EPOGEN(R) and NEUPOGEN(R), and Immunex's ENBREL(R). In addition, Amgen's Aranesp(TM), a recently marketed product, has blockbuster potential.

With the acquisition, Amgen expects to accelerate its five-year annual percentage growth in product sales to the low 30s from the low 20s, and accelerate its annual growth in cash EPS to the mid-20s from the low 20s. Amgen will have pro forma 2002 revenues of approximately $5.5 billion and 2002 net income in excess of $1.5 billion. This transaction will be dilutive in 2003 at less than 5%, and is expected to be accretive in 2004, on a cash EPS basis. Estimated cost synergies are expected to total more than $200 million in 2003, and more than $250 million in 2004, representing approximately 5% of the combined company's operating expenses.

"This is a compelling strategic transaction and an excellent opportunity for the shareholders, employees and partners of both companies, and we expect it will generate significant benefits for hundreds of thousands of patients around the world," said Kevin Sharer, Chairman and Chief Executive Officer of Amgen. "We firmly believe that, as a result of this combination, ENBREL(R) -- the fastest growing biologic drug ever -- will reach its peak of $3 billion or more in annual sales. Accordingly, this acquisition will make Amgen a leader in the more than $10 billion potential inflammation market in biologics. The balance of safety, efficacy, and dosing of ENBREL(R), as well as the extension of applications for the treatment of psoriasis and psoriatic arthritis have potential to lead to even further commercial success. Overall, the combination will increase our financial strength, further diversify our product portfolio and accelerate our long-term growth."

Sharer continued, "We are strongly committed to growing Immunex's world-class discovery research capabilities, and we look forward to working closely with the impressive team they have built by concentrating inflammation research in Seattle. We plan to move forward in Seattle with the Helix Project to consolidate existing multiple sites into one location."

"Amgen's experience in bringing successful drugs to market and maximizing their therapeutic and commercial benefits will ensure that ENBREL(R) achieves its full blockbuster potential. Immunex's recognized research excellence in immunology and inflammation will benefit our discovery research programs," said Sharer. "We intend to apply our significant resources and expertise in protein manufacturing to step up production and distribution of ENBREL(R) to meet strong market demand. The first manufacturing facility in Rhode Island is completed, and we are committed to completing construction of the second plant to help meet that demand."

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"Together, we will be the leader in meeting the needs of rheumatoid arthritis patients, and we also plan to continue exploring potential combination therapies to treat inflammation," said Sharer.

He concluded: "This is a perfect strategic fit, and we are confident that we can achieve a rapid and organized integration. The entrepreneurial spirit and speed with which we operate will continue to define our science-based, patient-focused company."

Ed Fritzky, Chairman and Chief Executive of Immunex, who will join the Amgen board of directors, said: "It is a superb transaction for our shareholders. By accelerating our strategic and financial plan, this transaction creates a tremendous opportunity for Immunex shareholders to participate in the clear potential of this biotech powerhouse. Amgen clearly values our discovery research capabilities, including excellence in inflammation, immunology, oncology, and vascular biology, and intends to build on what we have created. The strength of this combination lies in expanding future patient benefits by harnessing the significant resources, talents and assets of these two leading organizations."

"In addition, Peggy Phillips and Doug Williams will continue to play significant roles in the new company by becoming Executive Vice President, and Senior Vice President, respectively. Both will join Amgen's executive committee. Phillips will report to Kevin Sharer, and Williams to Roger Perlmutter, Executive Vice President, Research & Development," he concluded.

Transaction Terms
-----------------
Under the terms of the agreement, each share of Immunex common stock will be exchanged for a fixed-ratio of 0.44 shares of Amgen common stock and cash of $4.50, or a total of 85% in stock and 15% in cash. Amgen will acquire Immunex in a tax-free reorganization, and the Immunex shareholders will not be taxed to the extent that they exchange their Immunex stock for Amgen stock. Amgen's existing shareholders will own approximately 81% of the new company and Immunex's existing shareholders will own 19%. As part of the agreement, Amgen will acquire the 41% stake in Immunex held by American Home Products Corporation (NYSE: AHP), for the same purchase price per share, giving AHP an 8% stake in the new company. AHP has agreed to vote in favor of the transaction. The transaction is anticipated to close in the second half of 2002, subject to approval by shareholders of both companies, as well as customary regulatory approvals.

Robert Essner, President and Chief Executive Officer of AHP, said: "We are very pleased with today's announcement by Amgen and Immunex. Amgen shares our belief in the huge potential of ENBREL(R) in the robust and growing inflammation market. As everyone knows, ENBREL(R) has first-to-market advantage and tremendous upside potential. AHP believes that the combination of these two companies will create a dynamic and powerful leader in the biotechnology industry. The fine relationship we have enjoyed with Immunex over the past several years in the launch and co-promotion of ENBREL(R) will be enhanced by the excellent biologics manufacturing capability, sales force and other resources that Amgen will bring to the partnership."

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Strategic Pipeline
------------------
With the acquisition of Immunex, Amgen will enhance its existing new drug pipeline in oncology and inflammation. In its existing oncology pipeline, Amgen holds pegfilgrastim, a long-acting version of its blockbuster NEUPOGEN(R), a white blood cell booster; Aranesp(TM), for the treatment of anemia in certain types of chemotherapy; epratuzumab, a novel cancer therapeutic antibody for non-Hodgkin's lymphoma; and, KGF, or keratinocyte growth factor, to treat oral mucositis in cancer patients. This acquisition will add ABX-EGF, a fully human antibody currently being studied in collaboration with Abgenix in certain advanced cancers; and a number of pre-clinical candidates.

In inflammation, ENBREL(R) has been the leading biologic for the treatment of rheumatoid arthritis since its launch in 1998. It is under review at the U.S. Food and Drug Administration for a new indication in psoriatic arthritis, phase 3 studies are under way in severe psoriasis and phase 2 studies in ankylosing spondylitis. Amgen has recently launched the first IL-1 inhibitor, Kineret(TM), which is used to treat the signs and symptoms of rheumatoid arthritis. In addition, Amgen's sTNF-RI product candidate is being investigated in slowing the markers of disease progression in rheumatoid arthritis; and inhibitors of OPG/OPGL signaling have been shown to inhibit bone destruction in clinical studies. Immunex has also initiated phase 1 studies of the IL-1 receptor type II in rheumatoid arthritis and is developing other candidates as well.

Webcast/Teleconference Information
----------------------------------
A conference call and webcast will be held for the investment community on Monday, December 17, 2001, at 9:00 a.m. EST/6:00 a.m. PST. The dial-in number for domestic callers is (877) 817-2450. The dial-in number for international callers is (706) 634-7548. A replay of the call will be available for 30 days beginning approximately four hours after the call's conclusion. The replay number for domestic callers is (800) 642-1687, using the passcode 271-2097. The replay number for international callers is (706) 645-9291, also using the passcode 271-2097. Live audio of the conference call will be simultaneously broadcast over the Internet and will be available to members of the news media, investors and the general public. Access to live and replay audio of the conference call will be available by following the appropriate links at http://amgen.acquisitioninformation.com. The event will be archived and
---------------------------------------
available for replay for 30 days beginning approximately four hours after the call's conclusion.

About Immunex
-------------
Immunex Corporation is a leading biopharmaceutical company dedicated to improving lives through immune system science innovation. The company has received numerous awards for both its scientific achievements and its overall workplace environment since its inception in 1981. Immunex is an innovator in the biopharmaceutical industry, and is responsible for the production of the world's fastest growing biotechnology product, ENBREL(R), used to treat rheumatoid arthritis. The company recently broke ground in Rhode Island and began construction of a new, large-scale manufacturing facility to help ensure the long-term supply of ENBREL(R).

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About Amgen
-----------
Amgen is a leading global biotechnology company that discovers, develops, manufactures and markets important human therapeutics based on advances in cellular and molecular biology. Founded in 1980 with a staff of seven, Amgen has grown into a global corporation with more than 7,000 employees worldwide. As the world's largest biotechnology company, Amgen discovered and markets the two most successful biotechnology products -- EPOGEN(R), which treats anemia, and NEUPOGEN(R), which fights infection in cancer chemotherapy patients. In the past two months, Amgen launched Aranesp(TM), which requires fewer injections than current anemia therapy, and Kineret(TM), for the reduction in signs and symptoms of rheumatoid arthritis.

About AHP
---------
American Home Products Corporation is one of the world's largest research-based pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing and marketing of prescription drugs and over-the-counter medications. It is also a leader in vaccines, biotechnology, and animal health care.

Forward-Looking Statements
--------------------------
This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements about future financial and operating results and Amgen's anticipated acquisition of Immunex. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, accretion, timing of closing, industry ranking, execution of integration plans and management and organizational structure are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; the Immunex acquisition does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; that prior to the closing of the proposed acquisition, the businesses of the companies suffer due to uncertainty; that the parties are unable to successfully execute their integration strategies, or achieve planned synergies; and other risks that are described in the Securities and Exchange Commission reports filed by Amgen and Immunex, including their most recent filings on Form 10-Q. Amgen conducts research in the biotechnology/pharmaceutical field where movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product.

Furthermore, Amgen's research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. In addition, sales of Amgen's products are affected by reimbursement policies imposed by third party payors, including governments, private insurance plans

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and managed care providers. These government regulations and reimbursement policies may affect the development, usage and pricing of Amgen's products.

In addition, while Amgen routinely obtains patents for Amgen's products and technology, the protection offered by Amgen's patents and patent applications may be challenged, invalidated or circumvented by our competitors.

Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Amgen and Immunex. Amgen and Immunex assume no obligation and expressly disclaim any duty to update information contained in this news release except as required by law.

Additional Information About the Acquisition and Where to Find It
-----------------------------------------------------------------
In connection with Amgen' s proposed acquisition of Immunex, Amgen and Immunex intend to file with the SEC a joint proxy statement/prospectus and other relevant materials. INVESTORS AND SECURITY HOLDERS OF AMGEN AND IMMUNEX ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AMGEN, IMMUNEX AND THE ACQUISITION. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Amgen or Immunex with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Amgen by directing a request to: Amgen Inc., One Amgen Center Drive, Thousand Oaks, CA 91320-1799, Attn: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by Immunex by contacting Immunex Investor Relations at 51 University St., Seattle, WA 98101.

Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the acquisition.

Amgen, Immunex and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Amgen and Immunex in favor of the acquisition. Information about the executive officers and directors of Amgen and their ownership of Amgen common stock is set forth in the proxy statement for Amgen's 2001 Annual Meeting of Shareholders, which was filed with the SEC on April 4, 2001. Information about the executive officers and directors of Immunex and their ownership of Immunex common stock is set forth in the proxy statement for Immunex's 2001 Annual Meeting of Shareholders, which was filed with the SEC on March 16, 2001. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Amgen, Immunex and their respective executive officers and directors in the acquisition by reading the joint proxy statement/prospectus regarding the acquisition when it becomes available.

                                      # # #

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EDITOR'S NOTE: An electronic version of this news release will be available via the Amgen and Immunex Web sites, at www.amgen.com and www.immunex.com,
                                    -------------     ---------------
respectively.


CONTACTS
--------
Amgen:
Jeff Richardson 805-447-3227 (media)
Cary Rosansky 805-447-4634 (investors)

Immunex:
Robin Shapiro 206-389-4040 (media)
Mark Leahy 206-389-4363 (investors)

AHP:
Lowell Weiner 973-660-5013 (media)
Justin Victoria 973-660-5340 (investors)